UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_____________

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BioCancell Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-4630076
(State of incorporation or organization)	(I.R.S. Employer
Identification No.)

Beck Science Center, 8 Hartom St, Har Hotzvim, Jerusalem, Israel	97775
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:  333-156252

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, Par Value $.01 per share
(title of class)

Item 1.     Description of Registrant's Securities to be Registered.

The information required by this Item is included under the caption "Description of Securities" (page 79) of the Prospectus included as part of the Registrant's Registration Statement on Form S-1, as amended, Registration No. 333-156252, effective June 22, 2009 (the "Form S-1"), which information is incorporated herein by this reference.

Item 2.     Exhibits.

The following documents are included as exhibits to the Form S-1, as indicated, and are incorporated herein by this reference:

1. Amended and Restated Certificate of Incorporation of BioCancell Therapeutics Inc.

2. Second Amended and Restated Bylaws of BioCancell Therapeutics Inc.

3. Specimen Common Stock Certificate

4. Form of Series 2 Warrant certificate

5. Form of Convertible Debentures issued July 30, 2008

6. Form of Warrants issued July 30, 2008

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BioCancell Therapeutics, Inc.

By:	/s/ Avi Barak
Avi Barak
Chief Executive Officer and Director

Dated:                      June 23, 2009

EXHIBIT INDEX

The following documents are included as exhibits to the Registrant's Registration Statement on Form S-1, as amended, Registration No. 333-156252, effective on June 22, 2009 (the "Form S-1"), as indicated, and are incorporated herein by this reference:

1.   Amended and Restated Certificate of Incorporation of BioCancell Therapeutics Inc.

2.   Second Amended and Restated Bylaws of BioCancell Therapeutics Inc.

3.   Specimen Common Stock Certificate

4.   Form of Series 2 Warrant certificate

5.   Form of Convertible Debentures issued July 30, 2008

6.   Form of Warrants issued July 30, 2008